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                                 AQUAGENIX, INC




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                                WARRANT AGREEMENT
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                          DATED AS OF OCTOBER 15, 1996






                    100,000 WARRANTS TO PURCHASE COMMON STOCK


















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                               TABLE OF CONTENTS
                            (NOT PART OF AGREEMENT)

                                                                        Page
                                                                        ----


1.    FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES..............  1
      1.1   Form of Warrant Certificates................................  1
      1.2   Execution of Warrant Certificates; Registration Books.......  1
      1.3   Transfer, Split Up, Combination and Exchange of Warrant
            Certificates; Lost or Stolen Warrant Certificates...........  2
      1.4   Subsequent Issuance of Warrant Certificates.................  3
      1.5   Special Agreements of Warrant Certificate Holders...........  3

2.    EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE...................  3
      2.1   Exercise of Warrants........................................  3
      2.2   Issuance of Common Stock....................................  4
      2.3   Unexercised Warrants........................................  4
      2.4   Cancellation and Destruction of Warrant Certificates........  4
      2.5   Shares not Registered.......................................  4

3.    SPECIAL AGREEMENTS OF THE COMPANY.................................  5
      3.1   Reservation of Common Stock.................................  5
      3.2   Common Stock To Be Duly Authorized and Issued, Fully Paid and
            Nonassessable...............................................  5
      3.3   Transfer Taxes..............................................  5
      3.4   Common Stock Record Date....................................  6
      3.5   Rights in Respect of Common Stock...........................  6
      3.6   Right to Receive Consideration Upon Dividend or Distribution. 6
      3.7   Private Placement Number; CUSIP Number......................  8
      3.8   Right of Action.............................................  8
      3.9   Survival....................................................  8

4.    ADJUSTMENTS.......................................................  9
      4.1   Mechanical Adjustments......................................  9
      4.2   Fractional Shares........................................... 13
      4.3   Additional Agreements of the Company........................ 13

5.    FINANCIAL AND OTHER INFORMATION................................... 13

6.    REGISTRATION RIGHTS............................................... 13
      6.1   Incidental Registration..................................... 13
      6.3   Preparation; Reasonable Investigation....................... 18
      6.4   Registration Expenses....................................... 18
      6.5   Rights of Requesting Holders................................ 19
      6.6   Indemnification; Contribution............................... 19
      6.7   Holdback Agreements; Registration Rights to Others.......... 21






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      6.9   Availability of Information................................. 22

7.    INTERPRETATION OF THIS AGREEMENT.................................. 22
      7.2   Descriptive Headings........................................ 28
      7.3   Governing Law............................................... 28

8.    MISCELLANEOUS..................................................... 28
      8.1   Expenses.................................................... 28
      8.2   Amendment and Waiver........................................ 29
      8.3   No Rights or Liabilities as Stockholder..................... 30
      8.4   Directly or Indirectly...................................... 30
      8.5   Survival of Representations and Warranties; Entire Agreement.30
      8.6   Successors and Assigns...................................... 30
      8.7   Notices..................................................... 30
      8.8   Severability................................................ 31
      8.9   Counterparts................................................ 31
      8.10  Jurisdiction; Jury Trial.................................... 31
      8.11. Expiration.................................................. 32


































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                                WARRANT AGREEMENT


      WARRANT AGREEMENT ("Agreement"), dated as of October 15, 1996, between AQUAGENIX, INC. (together with its successors and assigns, the "Company"), a Delaware corporation, DABNEY/RESNICK INCORPORATED, a California corporation ("DRI") and AQUAGENIX WARRANT HOLDINGS II, a general partnership (hereinafter referred to as the "Warrant Holder").

                                    RECITALS:

      WHEREAS, DRI has provided financial consulting services to the Company pursuant to a letter agreement dated October 1, 1996 between DRI and the Company and the Warrants ("Warrants") issued pursuant to this Warrant Agreement are being issued by the Company as consideration for such services; and

      WHEREAS, DRI has assigned its right, title and interest in and to the Warrants to the Warrant Holder; and

      WHEREAS, the Company proposes to issue, effective October 15, 1996, to the Warrant Holder, assignee of DRI, a warrant (the "Warrant" or "Warrants") to purchase One Hundred Thousand (100,000) shares ("the Shares") of Common Stock of the Company, par value $.01 per share (the "Common Stock").

                                  AGREEMENT:

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.    FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES.

      1.1   FORM OF WARRANT CERTIFICATES.

      The warrant certificates ("Warrant Certificates") evidencing the Warrants and the forms of assignment and of election to purchase shares are substantially in the form of Attachment A to this Agreement.

      1.2   EXECUTION OF WARRANT CERTIFICATES; REGISTRATION BOOKS.

            (A) EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by an officer of the Company authorized by the Board of Directors. In case the officer of the Company who shall have signed any Warrant Certificate shall cease to be such an officer of the Company before issuance and delivery by the Company of such Warrant Certificate, such Warrant Certificate nevertheless may be issued and delivered with the same force and effect s though the individual who signed such Warrant Certificate had not ceased to be such an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the







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actual date of the  execution  of such  Warrant  Certificate,  shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

            (B) REGISTRATION BOOKS. The Company will keep or cause to be kept at its office maintained at the address of the Company set forth in Section 8.7, or at such other office of the Company int he United States of America of which the Company shall have given notice to each holder of Warrant Certificates, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the registration number and the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

      1.3 TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF WARRANT CERTIFICATES; LOST OR STOLEN WARRANT CERTIFICATES.

            (A) TRANSFER, SPLIT UP, ETC. Any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder or transferee thereof to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such registered holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the office of the Company referred to in Section 1.2(b), whereupon the Company shall deliver promptly to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

            (B) LOSS, THEFT, ETC. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership (or of ownership by such institutional investor's nominee) and such loss, theft, destruction or mutilation), and:

                  (i) in the case of loss,  theft or  destruction,  of indemnity reasonably satisfactory to the Company; provided, however, that if the holder of such Warrant Certificate is an institutional investor or a nominee of an institutional investor, such holder's own unsecured agreement of indemnity shall be deemed to be satisfactory; or

                 (ii) in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense will execute and deliver, in lieu thereof, a new Warrant Certificate, dated the date of such lost, stolen, destroyed or mutilated Warrant Certificate and of like tenor.



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      1.4   SUBSEQUENT ISSUANCE OF WARRANT CERTIFICATES.

      Subsequent to the original issuance, no Warrant Certificates shall be issued, except:

            (A) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 1.3(a);

            (B) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 1.3(b); and

            (C) Warrant Certificates issued pursuant to Section 2.3 upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate.

      1.5   SPECIAL AGREEMENTS OF WARRANT CERTIFICATE HOLDERS.

      Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and with every other holder of a Warrant Certificate that:

            (A) the Warrant Certificates are transferable only on the registry books of the Company if surrendered at the office of the Company referred to in
Section 1.3(b), duly endorsed or accompanied by an instrument of transfer (in the form attached hereto); and

            (B) the Company may deem and treat the Person in whose name each Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

2.    EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE.

      2.1   EXERCISE OF WARRANTS.

      At any time and from time to time on or prior to the Expiration Date, the holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole or in part, by surrender of such Warrant Certificate, with an election to purchase (a form of which is attached to each Warrant Certificate) attached thereto duly executed, to the Company at its principal office, together with payment of the Purchase Price for each share of Common Stock with respect to which the Warrants are then being exercised. Such Purchase Price shall be payable:

            (A) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company; or

            (B) at any time before the Expiration Date, the holder may, at its option, exchange the Warrant, in whole or in part ("Warrant Exchange"), into the number of shares of Common Stock determined in accordance with this Section 2.1(b), by surrendering the Warrant at the principal office of the Company, accompanied by a notice stating such holder's intent to effect such exchange, the number of shares of Common Stock to be exchanged and the date on which the

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holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The
Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares of Common Stock issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares of Common Stock remaining subject to this Warrant shall be issued as of the Exchange Date and delivered to the holder within three (3) days following the Exchange Date. In connection with any Warrant Exchange, the Warrant shall represent the right to subscribe for and acquire without any cash outlay the number of shares of Common Stock (rounded to the next highest integer) equal to (A) the number of shares of Common Stock specified by the holder in its Notice of Exchange (the "Total Share Number") less (B) the number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the Total Share Number and the existing Exercise Price by (ii) the Market Price of a share of Common Stock.

      2.2   ISSUANCE OF COMMON STOCK.

      Upon timely receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each of the shares to be purchased in the manner provided in Section 2.1 and an amount equal to any applicable transfer tax (if not payable by the Company as provided in Section 3.3), the Company shall thereupon promptly cause certificates representing the number of whole shares of Common Stock then being purchased to be delivered to or upon the order of the registered holder of such Warrant
Certificate, registered in such name or names as may be designated by such holder, and, promptly after such receipt deliver the cash, if any, to be paid in lieu of fractional shares pursuant to Section 4 to or upon the order of the registered holder of such Warrant Certificate.

      2.3   UNEXERCISED WARRANTS.

      In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equal in number to the number of Warrants remaining unexercised shall be issued by the Company to the registered holder of such Warrant Certificate or to its duly authorized assigns.

      2.4   CANCELLATION AND DESTRUCTION OF WARRANT CERTIFICATES.

      All Warrant Certificates surrendered to the Company for the purpose of exercise, exchange, substitution or transfer shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall cancel and retire any other Warrant Certificates purchased or acquired by the Company otherwise than upon the exercise thereof.

      2.5   SHARES NOT REGISTERED.

      The Purchaser acknowledges that the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act and may not be transferred, sold or otherwise disposed of unless subsequently registered under the Securities Act or an exemption from such registration is available.



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3.    SPECIAL AGREEMENTS OF THE COMPANY.

      3.1   RESERVATION OF COMMON STOCK.

      The Company covenants and agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder and all other rights, warrants or options exercisable into, and the conversion of all Securities convertible into, Common Stock.

      3.2 COMMON STOCK TO BE DULY AUTHORIZED AND ISSUED, FULLY PAID AND NONASSESSABLE.

      The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of any Warrants, at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights and free of any Lien created by, or arising out of actions of, the Company, any Subsidiary or any Affiliate.

      3.3   TRANSFER TAXES.

      The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the initial issuance or delivery of:

            (A)   each Warrant Certificate;

            (B) each Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to Section 1.4(a) or Section 2.3; and

            (C) each share of Common Stock issued upon the exercise of any Warrant.

The Company shall not, however, be required to-

                  (i) pay any transfer tax that may be payable in respect of the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing any Warrant surrendered for exercise (any such tax being payable by the holder of such Warrant Certificate at the time of surrender); or

                  (ii) issue or deliver any such certificates referred to in the foregoing clause (i) for shares of Common Stock upon the exercise of any Warrant until any such tax referred to in the foregoing clause
            (i) shall have been paid.



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7

      3.4   COMMON STOCK RECORD DATE.

      Except in the event the Warrants are exercised pursuant to Section 2.1(b), each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate Purchase Price (and any applicable transfer taxes, if payable by such Person) was made. In the event the Warrants are exercised pursuant to Section 2.1(b), the holder thereof shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the date the Warrants were issued.

      3.5   RIGHTS IN RESPECT OF COMMON STOCK.

      Prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a stockholder in the Company with respect to shares for which the Warrants shall be exercisable, including, without limitation, the right to vote in respect of any matter upon which the holders of Common Stock may vote or the right to receive dividends or other distributions (but the holders of the Warrants shall have the rights set forth in Section 3.6 in respect of the declaration or payment of any dividend or distribution), and shall not be entitled to receive any notice of any proceedings of the Company.

      3.6   RIGHT TO RECEIVE CONSIDERATION UPON DIVIDEND OR DISTRIBUTION.

            (A) RIGHT TO PAYMENT IN RESPECT OF CASH DIVIDENDS. In the event that the Company shall pay any dividend in cash in respect of its Common Stock, the Company shall, on the same date such dividend is paid, pay to each Person who was a registered holder of Warrants on the record date for the payment of such dividend on the Common Stock, an amount equal to the product of:

                  (i) the aggregate  number of shares of Common Stock into which all Warrants then held by such holder are exercisable on the date of payment; times

                  (ii)  the amount per share of Common Stock of such dividend.

            (B) RIGHTS IN RESPECT OF OTHER DISTRIBUTIONS. In the event that the Company shall distribute to holders of shares of Common Stock (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation), any Property (other than cash, shares of Common Stock or Rights) including, without limitation, shares of stock other than Common Stock or evidences of indebtedness, then, in each case, the Company shall, on the same date such distribution is made, deliver to each Person who was a registered holder of Warrants on the record date for the payment of such distribution on the Common Stock, at the election of such holder, either:

                  (i) that amount of such Property which a holder of such number of shares of Common Stock as the holder of a Warrant would have had the right to acquire upon the exercise of such Warrant immediately prior to such consolidation, merger, sale or conveyance; or

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                  (ii) the value,  in cash,  of the  Property  which such holder would be entitled to receive pursuant to the foregoing clause (i), as established by the Valuation Agent.

            (C) NOTICE OF DECLARATION OF DIVIDEND OR DISTRIBUTION. In the event that the Company shall declare any dividend or make any distribution of any Property upon its Common Stock, the Company shall give written notice of such declaration to each holder of Warrants within five (5) days after the declaration of such dividend (but in no event later than thirty (30) days prior to the making of such distribution), which notice shall state:

                  (i) that the Company has declared a dividend or distribution in respect of its Common Stock;

                  (ii) the  amount of cash or other  consideration  per share of such dividend or distribution and, in the case of a distribution other than in cash, a description of the Property to be so distributed if the holder were to elect the option set forth in
            Section 3.6(b)(i) and the amount of cash to be paid to such holder should the holder elect the option set forth in Section 3.6(b)(ii);

                  (iii) the record date for the  determination of the registered holders of Common Stock for the purpose of payment of such dividend or distribution;

                  (iv) a description of the right described in Section 3.6(a) or Section 3.6(b), as the case may be;

                  (v) the number of shares of Common Stock into which each Warrant is then exercisable; and

                 (vi)  in the case of a distribution pursuant to Section 3.6(b):

                        (A) a statement describing the election of the holder to be made pursuant thereto;

                        (B) a statement describing the manner in which the holder may make the election provided for in
                              Section 3.6(b);

                        (C) a statement that if a holder fails to make an election pursuant to Section 3.6(b), the holder shall be deemed to have made the election set forth in Section 3.6(b)(ii); and

                        (D) a copy of a report of the Valuation Agent relating to the value of the Property to be so distributed, reflecting the calculations of the respective amounts set forth in Section 3.6(c)(ii).



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In the event of a distribution  pursuant to Section 3.6(b),  any holder may make the election set forth therein by notifying the Company in writing of whether it is making the election pursuant to Section 3.6(b)(i) or the election pursuant to
Section 3.6(b)(ii) not later than five (5) days prior to the date fixed for making such distribution. In the event that any holder fails to make an election pursuant to Section 3.6(b), the holder shall be deemed to have made the election set forth in Section 3.6(b)(ii).

            (D) DIVIDENDS PAID PARTLY IN CASH. For purposes of this Section 3.6, any dividend declared or paid partly in cash and partly in Common Stock, other Securities or other Property shall be deemed to be:

                  (i) a dividend of cash subject to the provisions of Section 3.6(a) in the amount payable in cash;

                  (ii)  a dividend  of  Property  subject  to  the provisions of
            Section 3.6(b) to the extent payable in Property;

                  (iii) a dividend of  Common Stock subject to the provisions of
            Section 4.1(a) to the extent payable in Common Stock; and

                  (iv) an issuance,  for no consideration,  of Rights subject to the provisions of Section 4.1(c) to the extent payable in Rights.

      3.7   PRIVATE PLACEMENT NUMBER; CUSIP NUMBER.

      The Company covenants and agrees to maintain a private placement number in respect of the Warrants and a CUSIP number (so long as the Common Stock is then listed on a national securities exchange or admitted to trading on any national securities market (including, without limitation, the NASDAQ National Market System)) or a private placement number (in the event that the Common Stock is not then so listed) in respect of the Common Stock, in each case, from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc.

      3.8   RIGHT OF ACTION.

      All rights of action in respect of the Warrants are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the holder of any other Warrant Certificate, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

      3.9   SURVIVAL.

      The agreements of the Company contained in this Section 3 (other than those set forth in Sections 3.1, 3.6 and 3.7) shall survive the exercise of and the expiration of the Warrants.



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4.    ADJUSTMENTS

      4.1   MECHANICAL ADJUSTMENTS.

      The number of shares of Common Stock purchasable upon the exercise of each Warrant, and the Purchase Price, shall be subject to adjustment as follows:

            (A) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In the event that the Company shall, on or after the date hereof:

                  (i) pay a dividend in shares of Additional Common Stock or make a distribution in shares of Additional Common Stock;

                  (ii) reclassify by subdivision its outstanding shares of Common Stock into a greater number of shares; or

                  (iii) reclassify by  combination  its  outstanding  shares  of
            Common Stock into a smaller number of shares;

then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination shall be adjusted to that price determined by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:

                        (A) the total number of outstanding shares of Common Stock immediately prior to such event; divided by

                        (B) the total number of outstanding shares of Common Stock immediately after such event.

An adjustment made pursuant to this Section 4.1 (a) shall become effective on the effective date of such event.

            (B) DISTRIBUTIONS OF PROPERTY. In the event that the Company shall make any dividend or distribution in cash or other Property (other than Common Stock ) in respect of its Common Stock, no adjustment to the Purchase Price or the number of shares issuable upon exercise of a Warrant shall be made, but the holders of the Warrants instead shall have the rights set forth in Section 3.6 with respect to such dividend or distribution.

            (C) ISSUANCES OF COMMON STOCK AND OTHER SECURITIES. In the event that the Company shall issue or sell shares of Additional Common Stock or Rights (other than Excluded Securities) at a Consideration Per Share lower than the Reference Price in effect on the date of such issuance or sale or if the Company should amend any provisions of any Rights such as to reduce the consideration per share applicable thereto, then the Purchase Price in effect immediately after such event shall be adjusted by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:



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                  (i)   the sum of:

                        (A) the number of shares of Common Stock outstanding immediately prior to such event; plus

                        (B) the quotient of (I) the Aggregate Consideration Receivable, divided by (Il) the Reference Price, in each case immediately prior to such event;


                        divided by

                  (ii)  the sum of:

                        (A) the number of shares of Common Stock outstanding immediately prior to such event; plus

                        (B) the number of shares of Additional Common Stock so issued or sold (or then issuable pursuant to such Rights).

In the event that the Company shall issue and sell shares of Common Stock or Rights for a consideration consisting, in whole or in part, of Property other than cash or its equivalent, then in determining the "Aggregate Consideration Receivable," the Board of Directors shall determine, in good faith and on a reasonable basis, the fair value of such Property, and such determination, If so made, shall be binding upon all holders of Warrants.

            (D) CONSOLIDATION; MERGER; SALE; RECLASSIFICATION. In the event that there is:

                  (i) any  consolidation  of the Company  with, or merger of the
            Company with or into, another corporation (other than a merger in which the Company is the surviving corporation and that does not result in any reclassification of shares of Common Stock outstanding immediately prior to such merger);

                  (ii) any sale or conveyance to another corporation of the Property of the Company substantially as an entirety; or

                  (iii) any reclassification of the Common Stock that results in the issuance of other Securities of the Company;

then, in each such case, lawful provision shall be made as a part of the terms of such transaction so that the holders of Warrants shall thereafter have the right to purchase the number and kind of shares of stock, other Securities, cash, Property and rights receivable upon such consolidation, merger, sale, conveyance or reclassification by a holder of such number of shares of Common Stock as the holder of a Warrant would have had the right to acquire upon the exercise of such Warrant immediately prior to such consolidation, merger, sale or conveyance, at the Purchase Price then in effect.

            (E) DE MINIMIS CHANGES IN PURCHASE PRICE. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1 %) in the Purchase Price; provided that any adjustments that, at the time of the calculation thereof, are less than one percent (1%) of the Purchase Price at such time and by reason of this Section 4.1 (e) are not required to be made at such time shall be carried forward and added to any subsequent adjustment or adjustments for purposes of determining whether such subsequent adjustment or adjustments, as so supplemented, exceed the one percent (1 %) amount set forth in this Section 4.1(e) and, if any such subsequent adjustment, as so supplemented or otherwise, should exceed such one percent (1 %) amount, all adjustments deferred prior thereto and not previously made shall then be made. In any case all such adjustments being carried forward pursuant to this Section 4.1 (e) shall be given effect upon the exercise of any Warrants by any holder thereof for purposes of determining the Purchase Price thereof. All calculations shall be made to the nearest ten-thousandth of a dollar ($0.0001 ).

            (F) ADJUSTMENT OF NUMBER OF SHARES LSSUABLE PURSUANT TO WARRANTS. Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 4.1, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth (.01)) obtained by multiplying the number of shares of Common Stock covered by such Warrant immediately prior to such adjustment by the quotient of:
                  (i) the Purchase Price in effect immediately prior to such adjustment,

                  (ii) the Purchase Price in effect immediately after such adjustment.

All Warrants originally issued by the Company hereunder shall, subsequent to any adjustment made to the Purchase Price hereunder, evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock determined to be purchasable from time to time hereunder upon exercise of such Warrants, all subject to further adjustment as provided herein. Each such adjustment shall be valid and binding upon the Company and the holders of Warrants irrespective of whether the Warrant Certificates theretofore and thereafter issued express the Purchase Price per share of Common Stock and the number of shares of Common Stock that were expressed upon the initial Warrant Certificates issued hereunder.

            (G)   MISCELLANEOUS.

                  (i) Adjustments shall be made pursuant to this Section 4.1 successively whenever any of the events referred to in Section 4.1(a) through Section 4.1 (d), inclusive, and Section 4.1(1), shall occur.

                  (ii) If any  Warrant  shall  be  exercised  subsequent  to the record date for any of the events referred to in this Section 4.1, but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the holder of such Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Common Stock or other Securities or Property that it would have owned or been entitled to receive on such effective date had such Warrant been exercised prior to such record date.

                  (iii) Shares of Common Stock owned by or held for the account of the Company or any Subsidiary shall not, for purposes of the adjustments set forth in this Section 4.1, be deemed outstanding.

            (H) OTHER SECURITIES. In the event that at any time, as a result of an adjustment made pursuant to this Section 4.1, each holder of Warrants shall become entitled to purchase any Securities of the Company other than shares of Common Stock, the number or amount of such other Securities so purchasable and the Purchase Price of such Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 4.1 (a) through Section 4.1 (d), inclusive, and all other relevant provisions of this Section 4.1 that are applicable to shares of Common Stock shall be applicable to such other Securities.

            (I) NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock issuable upon the exercise of Warrants is adjusted or the Purchase Price in respect thereof is adjusted, as herein provided, the Company shall promptly give to each holder of Warrants notice of such adjustment or adjustments and shall promptly deliver to each holder of Warrants a certificate of the Company's chief financial officer setting forth:

                  (i) the  number of shares of Common  Stock  issuable  upon the exercise of each Warrant and the Purchase Price of such shares after such adjustment;

                  (ii) a brief statement of the facts requiring such adjustment;
            and

                  (iii) the computation by which such adjustment was made.

So long as any Warrant is outstanding, within ninety (90) days of the end of each fiscal year of the Company, the Company shall deliver to each holder of Warrants a certificate of the Company setting forth:

                        (A) the number of shares of Common Stock  issuable  upon
                  the exercise of each Warrant and the Purchase Price of such shares as of the end of such fiscal year;

                        (B) a  brief  statement  of  the  facts  requiring  each
                  adjustment required to be made in such fiscal year; and

                        (C) the  computation  by which each such  adjustment was
                  made.

            (J) NOTICE OF CERTAIN EVENTS. Whenever the Company shall publicly announce the authorization of any Notice Event, the Company shall, not less than twenty (20) days after the record date with respect to such event (or, if no record date for the same shall be fixed, not less than twenty (20) days after the occurrence of such Notice Event), give to each holder of Warrants written notice of such event setting forth any change in the number of shares of Common

Stock the Company estimates will be issuable upon the exercise of such holder's Warrants, the estimated Purchase Price of such shares after any adjustment required to be made hereunder and a brief statement of the facts requiring such adjustment and the computation by which the Company expects such adjustment will be made. Notwithstanding the foregoing, no failure of the Company to give any such notice shall affect the validity of the action taken unless such failure was in bad faith.

      4.2   FRACTIONAL SHARES.

      The Company shall not be required to issue fractional shares of Common Stock upon the exercise of any Warrant. Upon the exercise of any Warrant, there shall be paid to the holder thereof, in lieu of any fractional share of Common Stock resulting therefrom, an amount of cash equal to the product of:

            (A)   the fractional amount of such share; times

            (B) the Market Price, as determined on the trading day immediately prior to the date of exercise of such Warrant.

      4.3   ADDITIONAL AGREEMENTS OF THE COMPANY.

      The Company covenants and agrees that it shall not, by amendment to its certificate of incorporation, as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Warrant Certificates against dilution or other impairment.

5.    FINANCIAL AND OTHER INFORMATION.

      The Company shall, at all times, and whether or not the Company shall be required to do so by law, deliver to each holder of Registrable Securities:

            (A) copies of all quarterly, annual and current reports and other information, documents and reports (or copies of such portions of the foregoing as the SEC may from time to time by rules or regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or the rules and regulations of the SEC thereunder; or, if the Company is not required to file information, documents or reports pursuant to either Section 13 or Section 1 5(d) of the Exchange Act, then it will deliver to each holder of Registrable Securities such annual, quarterly and current reports and such of the information, documents and reports which a Person subject to Section 13 of the Exchange Act and the rules and regulations of the SEC thereunder would be required to file with the SEC in respect of a security listed and registered on a national securities exchange; and

            (B) all other information actually delivered to the holders of the Common Stock generally.

6.    REGISTRATION RIGHTS.

      6.1   INCIDENTAL REGISTRATION.

            (A) FILING OF REGISTRATION STATEMENT. If the Company at any time proposes to register any of its Common Stock (an "Incidental Registration") under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto) for sale to the public in a public offering, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, which notice shall be given to all such holders at least thirty (30) Business Days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any such holder to include its shares under such registration statement (which request shall be made within fifteen (15) Business Days after the receipt of any such notice and shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by such holder; provided, however, that if at any time after giving written notice of its intention to register any Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the Incidental Registration, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration.

            (B) SELECTION OF UNDERWRITERS. Each notice of the Company's intention to register such Securities given to the holders of Registrable Securities pursuant to Section 6.1(a) shall designate the proposed underwriters of such offering (which shall be one or more underwriting firms of recognized standing) and shall contain the Company's agreement to use its best efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Company has been so requested to sell pursuant to this Section 6.1, it being understood that the holders of Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.

            (C) PRIORITY ON INCIDENTAL REGISTRATIONS. If the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter's opinion, the number of shares of Securities requested to be included in such Incidental Registration exceeds the number that can be sold in such offering within a price range acceptable to the Company (such writing to state the basis of such opinion and the approximate number of shares of Securities that may be included in such offering without such effect), the Company will include in such Incidental Registration, to the extent of the number of shares of Securities that the Company is so advised can be sold in such offering:

                  (i) in the case of any registration initiated by the Company for the purpose of selling Securities for its own account:

                        (A) first, Securities that the Company proposes to issue and sell for its own account; and

                        (B) second, Registrable Securities requested to be sold by the holders thereof pursuant to this
                              Section 6.1 and all Securities proposed to be registered by any other selling stockholders, pro rata among such holders on the basis of the number of shares requested to be so registered by such holders; and

                  (ii) in the  case of a  registration  initiated  by any  other stockholder pursuant to demand or required registration rights in favor of such other stockholder:

                        (A) FIRST, all Securities proposed to be registered by any other stockholders exercising demand or required registration rights with respect to such registration pursuant to registration rights agreements in existence on the date of this agreement;

                        (B) SECOND, to the extent allowed by Section 7.5(g) of the Underwriter Warrant Agreement, Registrable Securities requested to be sold by the holders thereof pursuant to this Section 6.1 and all other Securities proposed to be registered by any other stockholders, pro rata among such holders on the basis of the number of shares requested to be so registered by such holders; and

                        (C) THIRD, Securities that the Company proposes to issue and sell for its own account.

      6.2   REGISTRATION PROCEDURES.

      The Company will use its best efforts to effect the Required Registration and each Incidental Registration of any Registrable Securities under the Securities Act as provided in Sections 6.1, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and the Company will as expeditiously as possible:

            (A) subject, in the case of an Incidental Registration, to the proviso to Section 6.1(a), prepare and file with the SEC the registration statement and use its best efforts to cause the Registration to become effective; provided, however, that before filing any registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such registration statement, their counsel, and the underwriters, if any, and their counsel, copies of all such documents proposed to be filed at least fifteen (15) days prior thereto, which documents will be subject to the reasonable review, within such period, of such holders, their counsel and the underwriters;

            (B) subject, in the case of an Incidental Registration, to the proviso to Section 6.1(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

            (C) furnish to each holder of Registrable Securities included in such Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

            (D) notify each holder of the Registrable Securities of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

            (E) if requested by the managing underwriter or underwriters or any holder of Registrable Securities in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

            (F) on or prior to the date on which a Registration is declared effective, use its best efforts to register or qualify, and cooperate with the holders of Registrable Securities included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested of the Registrable Securities covered by such Registration; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

            (G)  in  connection  with  any  sale  pursuant  to  a  Registration, cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under such Registration, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may reasonably request;

            (H) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may reasonably be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Securities;

            (I) make available for inspection by any holder of Registrable Securities included in any Registration, any underwriter participating in any disposition pursuant to any Registration, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Person in connection with such Registration;

            (J)   use its best efforts to obtain:

                  (i) at the  time  of  effectiveness  of each  Registration,  a
            "comfort letter" from the Company's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the Requisite Holders and the underwriters reasonably request; and

                  (ii) at the  time of any  underwritten  sale  pursuant  to the registration statement, a "bring-down comfort letter," dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by comfort letters as the Requisite Holders and the underwriters reasonably request;

            (K) obtain, at the time of effectiveness of each Incidental Registration and at the time of any sale pursuant to each Registration, an opinion or opinions, reasonably acceptable to the Requisite Holders in form and scope, from counsel for the Company in customary form;

            (L) so long as such Registration remains effective, notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare, file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

            (M) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11 (a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

            (N) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration;

            (O) use its best efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the Common Stock (or other Securities issuable upon exercise of the Warrants) issued by the Company are then listed, and admitted to trading on NASDAQ, if the Common Stock or any such other Securities are then admitted to trading on NASDAQ; and

            (P) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The obligation of the Company to include Registrable Securities in any such Registration is expressly subject to the condition that such holder furnish the Company with such information in respect of such holder of its Registrable Securities that will be included in such Registration as the Company may reasonably request in writing and as is required by applicable laws or regulations.

      6.3   PREPARATION; REASONABLE INVESTIGATION.

      In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement (other than reports and proxy statements incorporated therein by reference and lawfully and properly filed with the SEC) and each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' or such underwriters' to conduct a reasonable investigation within the meaning of the Section 11 (b)(3) of the Securities Act.
                                       18

      6.4   REGISTRATION EXPENSES.

      The Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Company.

      6.5   RIGHTS OF REQUESTING HOLDERS.

      Each holder of Registrable Securities which makes a written request therefor within thirty (30) days after the notice to such holders provided for in Section 6.1, shall have the right to receive the copies of the information, notices and other documents described in Section 6.2(c), Section 6.2(l) and
Section 6.2(m) in connection with any proposed Registration by the Company under the Securities Act.

      6.6   INDEMNIFICATION; CONTRIBUTION.

            (A) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify,  to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors and agents, if any, and each Person, if any, who controls such holder within the meaning of section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement filed pursuant to this Agreement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus included therein or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder furnished in writing to the Company by such holder expressly for use therein. If the offering pursuant to any registration statement provided for under this Section 6 is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If the offering pursuant to any registration statement provided for under this Section 6 is made through underwriters, the Company agrees, to the extent required by such underwriters, to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers, directors and agents, if any, and each Person, if any, who controls such underwriters within the meaning of section 15 of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of the holders of Registrable Securities; provided that the Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any Person who controls such underwriter within the meaning of section 15 of the Securities Act, to the extent that the loss, claim, damage liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

            (B) INDEMNIFICATION BY THE HOLDERS. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, the Company, each underwriter and their respective officers, directors and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the Registrable Securities sold pursuant to such registration statement; and provided, further, that no holder of Registrable Securities shall be required to indemnify any such underwriter, or any officer or director of such underwriter or any Person who controls such underwriter within the meaning of section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

            (C) CONTROL OF DEFENSE. Any Person entitled to indemnification under the provisions of this Section 6.6 shall give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Section 6 shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

            (D)  CONTRIBUTION.  If for any reason  the  foregoing  indemnity  is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 6.6(b) was available. No Person guilty of fraudulent misrepresentation (within the meaning of section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 6.6 shall be several and not joint.

            (E) TIMING OF PAYMENTS. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this
Section 6.6 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

            (F) SURVIVAL. The indemnity and contribution agreements contained in this Section 6.6 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the transfer of such Securities by such holder.

      6.7   HOLDBACK AGREEMENTS; REGISTRATION RIGHTS TO OTHERS.

            (A) In connection with each underwritten sale of Registrable Securities, the Company agrees, and each holder of Registrable Securities by acquisition of such Registrable Securities agrees, to enter into customary holdback agreements for a period not exceeding two hundred (200) days concerning sale or distribution of Registrable Securities and other equity Securities of the Company, except, in the case of any holder of Registrable Securities, to the extent that such holder is prohibited by applicable law or exercise of fiduciary duties from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or investment adviser. In the event that any such holder is so prohibited from making any such agreement, then, in the case of any Incidental Registration only, the Company, at the discretion of the underwriter of such offering, may refuse to include such holder in such Incidental Registration. Without limiting the scope of the term "fiduciary," a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the Registrable Securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act of 1940, as amended, or if such Registrable Securities are held in a separate account under applicable insurance law or regulation.

            (B) If the Company shall at any time after the date hereof grant to any holder of any Securities of the Company rights with respect to the registration of such Securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided in this
Section 6 to the holders of Registrable Securities.

      6.8   OTHER REGISTRATION OF COMMON STOCK.

      If any shares of Common Stock required to be reserved for purposes of exercise of Warrants or conversion of any class of Common Stock into any other class of Common Stock require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be.

      6.9   AVAILABILITY OF INFORMATION.

      The Company will use its best efforts to comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will use its best efforts to comply with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with the holders of Registrable Securities, so as to permit disposition of the Registrable Securities pursuant to an exemption from the Securities Act for the sale of any Registrable Securities (including, without limitation, the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act). The Company will also cooperate with each holder of any Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

7.    INTERPRETATION OF THIS AGREEMENT.

      7.1   CERTAIN DEFINED TERMS.

      For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

      ADDITIONAL COMMON STOCK - Common Stock of the Company, including treasury shares, issued after the date hereof, except (a) Common Stock issued upon the exercise of any one or more Warrants, and (b) Excluded Securities.

      AFFILIATE - means, at any time, a Person (other than a Subsidiary or the Purchaser):

            (A) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

            (B) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company; or

            (C) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary;

at such time.

As used in this definition,

      CONTROL - means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      AGGREGATE CONSIDERATION RECEIVABLE - means, in the case of a sale of shares of Additional Common Stock, the aggregate amount paid to the Company in connection therewith, and, in the case of an issuance or sale of Rights, or any amendment thereto, the sum of:

            (a)   the aggregate amount paid to the Company for such Rights; plus

            (b) the aggregate consideration or premiums stated in such Rights to be payable for the shares of Additional Common Stock covered thereby;

in each case without deduction for any fees, expenses or underwriters discounts or commissions.

      AGREEMENT, THIS - and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      BOARD OF DIRECTORS - means the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

      BUSINESS DAY - means a day other than a Saturday, a Sunday or a day on which banks in the State of Florida are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

      CLOSING PRICE - means, per share of Common Stock, on any date specified herein:

            (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; and

            (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date, or if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices on such date as shown by the NASDAQ.

      COMMON STOCK - the common stock, par value $.01 per share, of the Company and any other equity securities of the Company which are not limited to a fixed sum or a fixed percentage of par value in respect of participation in dividends and distributions in liquidation.

      COMPANY - shall have the meaning specified in the introductory paragraph hereof.
                                       23

      CONSIDERATION PER SHARE - means, with respect to shares of Common Stock or Rights, the quotient of:

            (a) the Aggregate Consideration Receivable in respect of such shares of Common Stock or such Rights; divided by

            (b) the total number of such shares of Common Stock or, in the case of Rights, the total number of shares of Common Stock covered by such Rights.

      EFFECTIVE DATE - means October 15, 1996.

      EXCHANGE ACT - means the Securities Exchange Act of 1934, as amended.

      EXCLUDED SECURITIES - means and includes:

            (a) shares of Common Stock or Rights issued (i) upon the exercise or conversion of a Right (an "Underlying Right") if at the time of the issuance of the Underlying Right either no adjustment pursuant to Section
      4.1 was necessary or any necessary adjustment pursuant to Section 4.1 was made, or (ii) in a transaction described in Section 4.1(a), Section 4.1(c) or Section 4.1(d) in respect of which any necessary adjustment pursuant to
      Section 4.1 was made;

            (b)   shares of Common Stock issuable upon exercise of the Warrants;

            (c) up to 2,233,288 shares of Common Stock issuable upon the exercise of presently outstanding rights and warrants which are listed on
      Part 2.20 of the Disclosure Letter referred to in the Note Purchase Agreement by and between the Company and Equitable Life Assurance Society of the United States dated December 15, 1995;

            (d) up to 500,000 shares of Common Stock issuable upon the exercise of options granted after the Effective Date pursuant to the Company Stock Option Plan, provided that the exercise price of each such option shall be not less than the Market Price as of the date such option is granted; and

            (e) up to 50,000 shares of Common Stock issuable upon the exercise of options granted after the Effective Date pursuant to the Company's Directors Stock Option Plan, provided that the exercise price of each such option shall not be less than the Market Price as of the date such option is granted.

      EXPIRATION DATE - means 5:00 p.m. (Eastern Standard Time) on October 15, 2001.

      FAIR VALUE - means, with respect to any share of Common Stock, the quotient of:

            (a)   the sum of

                  (i) the fair salable value of the Company, as a going concern, giving effect to all Property thereof and subject to all liabilities thereof, that would be realized in an arm's length sale between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively, as of a date that is within fifteen (15) days of the date as of which the determination is to be made, determined by the Valuation Agent, such determination to be made without regard to any absence of a liquid or ready market for such Common Stock; plus

                  (ii) the aggregate exercise or conversion price of all Rights in existence and remaining unexercised on such date;

divided by

            (b) the total number of shares of Common Stock outstanding at such time on a fully diluted basis.

      INCIDENTAL REGISTRATION - Section 6.1.

      INITIAL PURCHASE PRICE - means $4.875 per share.

      LIEN - means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing (but excluding negative pledge clauses in agreements related to the borrowing of money), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (but excluding informational filings made in respect of leases) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation. The term "Lien" includes encumbrances with respect to stock, including, without limitation, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements.

      MARKET PRICE - means, per share of Common Stock, as of any date of determination, the arithmetic mean of the daily Closing Prices for the twenty
(20) consecutive trading days before such date of determination; provided that if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then "Market Price" means the greater of:

            (a) the book value of one share of Common Stock, as determined in accordance with generally accepted accounting principles by the Valuation Agent, as of the date of determination; and

            (b) the Fair Value of one share of Common Stock, as of the date of determination .

      NASDAQ - means the National Association of Securities Dealers Automated Quotation

      NOTICE EVENT - means any of the following:

            (a) any event that would require an adjustment in the Purchase Price pursuant to Section 4.1; or

            (b)   any distribution of Property in respect of Common Stock.

      PERSON - means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      PROPERTY - means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      PURCHASE PRICE - means the Initial Purchase Price.

      REFERENCE PRICE - means, per share of Common Stock, as of any date of determination, the Market Price as of such date; provided, however, that with respect to each of the first three Significant Equity Infusions to occur after the date hereof and prior to May 1, 1997, the Reference Price shall be 85% of the Market Price on the date of such transaction.

      REGISTRABLE SECURITIES - means, at any time:

            (a) any shares of Common Stock that have been issued upon the exercise of any Warrant; and

            (b) any shares of Common Stock that are issuable upon the exercise of the Warrants.

For purposes of Section 6 and the definition of "Requisite Holders" herein, holders of Warrants at any time shall be deemed to be holders of Registrable Securities described in clause (b) of this definition that are at such time issuable upon exercise in full of such Warrants, whether or not such holders are then entitled so to exercise such Warrants pursuant to the terms thereof.

As to any particular Registrable Securities once issued, such Securities shall cease to be Registrable Securities:

                  (i) when a registration  statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement;

                  (ii) when they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;

                  (iii) when they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or

                  (iv) when they shall have  ceased to be  outstanding  or (with respect to Registrable Securities described in clause (b) of this definition) issuable upon exercise of the Warrants.

      REGISTRATION - means the Incidental Registration.

      REGISTRATION EXPENSES - means all expenses incident to the Company's performance of or compliance with Section 6.1 through Section 6.5, inclusive, including, without limitation, all registration and filing fees (except to the extent required by the National Association of Securities Dealers to be paid by the holders of Registrable Securities), fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and fees and expenses of counsel for holders of Registrable Securities, selected by the Requisite Holders; but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of more than one counsel representing the holders of Registrable Securities or any other selling expenses, discounts or commissions incurred in connection with the sale of Registrable Securities.

      REQUIRED WARRANTHOLDERS - means, at any time, the holders of at least fifty-one percent (51%) of all Warrants outstanding (excluding any Warrants directly or indirectly held by the Company, any Subsidiary or any Affiliate) at such time.

      REQUISITE HOLDERS - means, with respect to any registration or proposed registration of Registrable Securities pursuant to Section 6, any holder or holders (other than the Company or any Affiliate or Subsidiary) holding at least seventy-five percent (75%) of the shares of Registrable Securities (excluding any shares of Registrable Securities directly or indirectly held by the Company or any Affiliate or Subsidiary) to be so registered.

      RIGHT - means and includes:

            (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, employee stock options) to acquire Common Stock;

            (b) any right issued to holders of the Common Stock, or any class thereof, permitting the holders thereof to subscribe to shares of Common Stock (pursuant to a rights offering or otherwise);

            (c) any right to acquire Common Stock pursuant to the provisions of any Security convertible or exchangeable into Common Stock; and

            (d) any similar right permitting the holder thereof to subscribe for or purchase shares of Common Stock.

      SEC - means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

      SECURITIES ACT - means the Securities Act of 1933, as amended.

      SECURITY - shall have the meaning specified in section 2(1) of the Securities Act.

      SIGNIFICANT EQUITY INFUSION - means, a transaction in which the Company issues Common Stock or preferred stock and in which the gross proceeds to the Company are at least Two Million Dollars ($2,000,000).

      SUBSIDIARY - means, as to any Person, any corporation in which such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person owns sufficient voting securities to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such corporation; the term "Subsidiary," as used herein without reference to any Person, shall mean a Subsidiary of the Company.

      TRANSFEREE - means any registered transferee of all or any part of any Warrant Certificate issued to the Purchaser under this Agreement.

      UNDERWRITER WARRANT AGREEMENT - that certain Warrant Agreement, dated as of September 12, 1994, between the Company and Whale Securities Co., L.P.

      VALUATION AGENT - means a firm of independent certified public accountants, an investment banking firm or appraisal firm (which firm shall own no Securities of, and shall not be an Affiliate, Subsidiary or a related Person of, the Company) of recognized national standing retained by the Company and reasonably acceptable to the Required Warrantholders.

      VOTING STOCK - means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time any stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      WARRANT - shall have the meaning specified in the Recitals hereof.

      WARRANT CERTIFICATE - shall have the meaning specified in Section 1.1 hereof.

      7.2   DESCRIPTIVE HEADINGS.

      The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      7.3   GOVERNING LAW.

      THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF FLORIDA.

8.    MISCELLANEOUS.

      8.1   EXPENSES.

      The Company agrees to pay, and save the Warrant Holder and any other holders of Warrant Certificates harmless against liability for the payment of, all out-of-pocket expenses arising in connection with the transactions herein contemplated, including, without limitation:

            (a)   the cost, if any, of complying with Section 3.8;

            (b) any subsequent proposed modification of, or proposed consent requested or initiated by or on behalf of the Company under, this Agreement, the Warrant Certificate or the Warrants, whether or not such proposed modification shall be effected or proposed consent granted (including, without limitation, all document production and duplication charges and the fees and expenses of one special counsel engaged by the holders of Warrant Certificates in connection therewith); and

            (c) the enforcement of (or determination of whether or how to enforce) any rights under this Agreement, the Warrant Certificates or the Warrants or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of the Warrant Holder or any Transferee's having acquired any Warrant Certificate, including, without limitation, the fees and disbursements of one special counsel engaged by the holders of Warrant Certificates and incurred by such holders and the costs and expenses incurred in any bankruptcy case involving the Company or any Subsidiary.

The obligations of the Company under this Section 8.1 shall survive the transfer of any Warrant Certificate or portion thereof or interest therein by the Warrant Holder or any Transferee and the exercise or expiration of any Warrant.

      8.2   AMENDMENT AND WAIVER.

      This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of the Company and:

            (a) in the case of  Sections 1 through 5,  inclusive,  Section  7.2,
      Section 7.3, Section 8 (other than this Section 8.2), and of any term defined in Section 7.1 used in any of such Sections, the written consent of the Required Warrantholders;

            (b) in the case of Section 6 and of any term defined in Section 7.1 used in Section 6, the written consent of the Requisite Holders; and

            (c) in the case of this Section 8.2, the written consent of all holders of Warrants then outstanding;

provided, however, that:

                  (i) no such  amendment or waiver of any of the  provisions  of this Agreement pertaining to the Purchase Price or the number or kind of shares of Common Stock that may be purchased upon exercise of each Warrant; and

                  (ii)  no change in the definition of "Expiration Date";

shall be effective as to the holder of any Warrant unless consented to in writing by such holder.

      8.3   NO RIGHTS OR LIABILITIES AS STOCKHOLDER.

      Nothing contained in this Agreement shall be construed as conferring upon the holder of any Warrant any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any Securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company. Although a holder of the Warrants shall not be considered a stockholder of the Company for any purposes, the holders of the Warrants shall have those rights provided by agreement in Section 3.6 of this Agreement.

      8.4   DIRECTLY OR INDIRECTLY.

      Where any provision in this Agreement refers to any action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

      8.5   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Warrant Certificates, the transfer by the Warrant Holder of any Warrant Certificate or portion thereof or interest therein and the exercise or expiration of any Warrant, and may be relied upon by the Warrant Holder or Transferee, regardless of any investigation made at any time by or on behalf of the Warrant Holder or Transferee. Subject to the preceding sentence this Agreement and the Warrant Certificates embody the entire agreement and understanding between the Warrant Holder and the Company, and supersede all prior agreements and understandings, relating to the subject matter hereof.

      8.6   SUCCESSORS AND ASSIGNS.

      All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

      8.7   NOTICES.

      All written communications provided for hereunder sent to the parties hereto shall be sufficiently given or made if sent by United States mail (registered or certified mail), postage prepaid, or sent by nationwide overnight delivery service (with charges prepaid) and are addressed to the following addresses:

            (a)   if to the Warrant Holder, addressed to it at:

                  Aquagenix Warrant Holdings II, a General Partnership 150 South Rodeo Drive - Suite 100
                  Beverly Hills, CA  90212
                  Attention:  Richard A. Bloom

or at such other address as the Warrant Holder shall have specified to the Company in writing;

            (b) if to any other holder of any Warrant Certificate, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Warrant Certificate that shall have so specified an address to the Company; and

            (c)   if to the Company, addressed to it at:

                  Aquagenix, Inc.
                  6500 N.W. 15th Avenue
                  Fort Lauderdale, FL 33309
                  Attention: Mr. Andrew P. Chesler
                  TEL:  (305) 975-7771
                  FAX: (305) 969-7700

or at such other address as the Company shall have specified to the holder of each Warrant Certificate in writing.

Any communication so addressed and deposited in the United States mail, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be received on the third (3rd) succeeding Business Day after the day of such deposit (not including the date of such deposit). Any notice so addressed and otherwise delivered shall be deemed to be received when actually received at the address of the addressee.

      8.8   SEVERABILITY.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      8.9   COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

      8.10  JURISDICTION; JURY TRIAL.

      EACH  OF THE  PARTIES  HERETO  IRREVOCABLY  SUBMITS  TO THE  NON-EXCLUSIVE
JURISDICTION OF ANY UNITED STATES FEDERAL OR FLORIDA STATE COURT SITTING IN BROWARD COUNTY, FLORIDA ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS AND INSTRUMENTS CONTEMPLATED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT OR ANY OF THE WARRANTS AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.10.

      8.11. EXPIRATION.

      All Warrants that have not been exercised in accordance with the provisions of this Agreement shall expire and all rights of holders of such Warrants shall terminate and cease on the Expiration Date.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

                                          AQUAGENIX, INC.

                                          By: /s/ Helen Chia
                                             -----------------------------------
                                             Helen Chia, Chief Financial Officer

                                          DABNEY/RESNICK INCORPORATED, a
                                          California corporation

                                          By: /s/ Richard A. Bloom
                                             -----------------------------------
                                             Richard A. Bloom, Managing Director

                                          AQUAGENIX WARRANT HOLDINGS II, a
                                          General Partnership

                                          By: /s/ Richard A. Bloom
                                             -----------------------------------
                                          Richard A. Bloom, Manager

                                                                  ATTACHMENT A
                          [FORM OF WARRANT CERTIFICATE]

                               WARRANT CERTIFICATE
                                 AQUAGENIX, INC.


No. WR-___                                                   [______] Warrants
Date:________                                                 PPN: 03838R 2# 8


      This Warrant Certificate certifies that ___________, or registered assigns, is the registered holder of ___________ (____) Warrants. Each Warrant entitles the owner thereof to purchase at any time on or prior to 5:00 p.m., Eastern Time, on __________, 2001 (the "Expiration Date"), one (1) fully paid and nonassessable share of Common Stock of AQUAGENIX, INC. (together with its successors and assigns, the "Company"), a Delaware corporation, at a Purchase Price of [ ($ )] per share, upon presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and delivered to the Company and payment of the Purchase Price in the manner set forth in the Warrant Agreement (defined below). The number of shares of Common Stock that may be purchased upon exercise of each Warrant and the Purchase Price are the number and the Purchase Price as of the date hereof, and are subject to adjustment as referred to below.

      The Warrants are issued pursuant to that certain Warrant Agreement (as it may from time to time be amended, the "Warrant Agreement"), dated as of _____________, 1996, between the Company, Dabney/Resnick Incorporated and Aquagenix Warrant Holdings II, and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.

      This Warrant Certificate shall be exercisable, at the election of the holder, either as an entirety or in part from time to time. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender in the manner set forth in the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

      Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall be deemed for any purpose the holder of shares of Common Stock or of any other Securities of the Company that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a holder of a share of Common Stock in the Company or any right to vote upon any matter submitted to holders of shares of Common Stock at any meeting thereof, or to give or withhold consent to any corporate action (whether

                                 Attachment A-1
upon any recapitalization, issuance of stock, reclassification of Securities, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or distributions (except that the holder of this Warrant Certificate has certain rights to receive consideration in respect of the payment thereof, as further provided in the Warrant Agreement) or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

      THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF FLORIDA.

      WITNESS the signature of a proper officer of the Company as of the date first above written.

                                          AQUAGENIX, INC.




                                          By:_____________________________
                                             Name:
                                             Title:



























                                 Attachment A-2

                              [FORM OF ASSIGNMENT]
                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF
                   SUCH HOLDER DESIRES TO TRANSFER THE WARRANT


      FOR VALUE RECEIVED,______________________________hereby sells, assigns and transfers unto


__________________________________________________________________ (Please print name and address of transferee.)


the accompanying Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:






________________________________________________________________________________
attorney, to transfer the accompanying Warrant Certificate on the books of the Company, with full power of substitution.



Dated: ____________________, _________.




                                    AQUAGENIX WARRANT HOLDINGS II, A
                                    GENERAL PARTNERSHIP




                                    By:_________________________________
                                          Name:
                                          Title:




                                     NOTICE


      The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.



                                  Attachment A-3

                         [FORM OF ELECTION TO PURCHASE]
                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF
            SUCH HOLDER DESIRES TO EXERCISE THE WARRANT CERTIFICATE)


To  AQUAGENLX, INC.:

      The undersigned hereby irrevocably elects to exercise____________ Warrants represented by the accompanying Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

___________________________________________________________________(Please print name and address.)


_________________________________________________________
(Please insert social security or other identifying number.)


Payment for the share of Common Stock is made therewith pursuant to the provisions of Section 2.1(a) of the Agreement in the amount of $__________, or
Section 2.1(b) of the Agreement in the amount of ____________ Warrants.


If such number of Warrants shall not be all the Warrants evidenced by the accompanying Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

___________________________________________________________________(Please print name and address.)

_________________________________________________________
(Please insert social security or other identifying number.)

Dated:_______________________,___________.

                                          AQUAGENIX WARRANT HOLDINGS II, A
                                          GENERAL PARTNERSHIP



                                          By:___________________________________
                                          Richard A. Bloom, Manager

                                     NOTICE

      The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.



                                  Attachment A-4